AGREEMENT OF LEASE

between

SOUTHERN AFRICAN LANDMARK PROPERTIES CC

CC No 2009/132464/23

and

SURE PURE MARKETING SA Pty Ltd Reg No 2007/031989/07

Prepared by:

LARRY HESTER ATTORNEYS

Tannery Park

21 Belmont

Road

Rondebosch

1.	INTERPRETATION

1.1	In this agreement, unless the context otherwise indicates or requires, the following words will have the meaning assigned to each respectively as follows:

1.1.1	"lessor" means Southern African Landmark Properties CC; care of CAJ Davenport, Josephine Mill, 13 Boundary Road, Newlands;

1.1.2	"lessee" means SURE PURE (Pty) Ltd (Co. Reg. No 2007/031989/07) care of the premises;

1.1.3	"property" means Josephine Mill, situated at 13 Boundary Road, Newlands;

1.1.4	"premises" means the entire first floor of the property, as depicted on Annexure “A” hereto;

1.1.5	"occupation date" and "commencement date" means 1st June 2014;

1.1.6	"lease term" means a period of 1 year from the commencement date, to 31st May 2015;

1.1.7	"sole permitted use" means office usage;

1.1.8	"buildings" means the buildings constructed on the property;

1.1.9	"head lease" means the head lease concluded between the owner of the property being the Historical Society and the lessor;

1.1.10	"lease" means this lease;

1.1.11	"rental" means the rental payable in terms of clause 3 hereunder.

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1.2	Words which signify or denote one gender shall include the other gender, a natural person shall include an artificial person and vice versa, and the singular shall include the plural and vice versa.

1.3	The headings to paragraphs in this agreement are inserted for convenience only, and shall not be used in interpreting the provisions hereof.

2.	LEASE

2.1	The lessor hereby lets to the lessee which hires the premises in consideration for the rental for the lease period on the terms and conditions of this lease.

2.2	The lessee will be entitled to utilise the entrance area and the stairs of the building in order to gain access to the premises, which use will be enjoyed jointly with other persons. No advertising will be permitted on the outside of the building, nor in the entrance lobby.

3.	RENTAL AND RENEWAL

3.1	The lessee shall pay rental to the lessor in the total sum of R 18,000 (eighteen thousand rand) excluding VAT, per month, payable monthly in advance on the first day of each and every month, without set-off or deduction, at such address or account as the lessor may advise the lessee in writing from time to time. Pro rata rental for portions of a month will apply where applicable.

3.2	The rent will escalate at 10% for the second year of the lease should the lessee opt to renew the lease.

3.3	The lessee will be liable for the cost of electricity and water consumed by the lessee and a share of fire security, sewerage levy and cleaning services and consumables relating to common areas plus VAT thereon pro rata to the square meterage of the premises in relation to that of the remainder of the building, but excluding the restaurant.

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3.4	The Lessor hereby grants the Lessee an option to renew the Lease for a further period of ONE year on the same terms and conditions as are contained herein, provided that that the Lessee advises the Lessor in writing at least THREE (3) calendar months prior to the expiration of the first ONE year period of this lease that it intends to exercise this option and provided further that the Lessee is not in breach of any provision of this Lease, both at the date of exercise of the option to renew, and at the last day of the first year of the Lease.

4.	LESSORS OBLIGATIONS

The lessor will at its cost:

4.1	provide the day-to-day cleaning and general maintenance requirements of the property;.

4.2	procure that the electricity and water supply on the premises is maintained and repaired when necessary;

4.3	install a cold water supply and basin waste drainage point in a suitable position to permit the lessor to install a temporary and removable kitchenette.

5.	LESSEE'S GENERAL OBLIGATIONS

The lessee will:

5.1	not use the premises for any purpose other than the sole permitted use of the premises without the prior written consent of the lessor;

5.2	not do or suffer to be done anything which might damage the premises, the property or any of the improvements on the property or do anything which might increase the risk of fire in the premises, the property or the improvements on the property;

5.3	abide by and comply with such governmental, provincial, municipal or other laws, ordinances, regulations or bye-laws as may be applicable or become applicable to the premises and the lessee's activities thereon;

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5.4	not affix or paint any advertising sign on the exterior of the windows, doors, roof or any other part of the premises without the prior written consent of the lessor, and in conformity to the building signage design

5.5	be deemed to have accepted the premises the fixtures, fittings, appliances and equipment in good order and condition, and the lessee shall have no claim against the lessor for any defect which may be found therein;

5.6	not do anything in the premises or permit or cause anything to be done which in the reasonable opinion of the lessor constitutes a nuisance or may cause inconvenience to or in any way affect the peace and comfort of any other person;

5.7	not be entitled to withhold, delay or abate payment of any amounts due to the lessor in terms of this lease by reason of any breach or alleged breach of their obligations hereunder;

5.8	not be entitled to undertake any improvements to the premises other than as agreed in writing by the lessor;

5.9	not store nor allow to be stored on the premises, any goods of a potentially hazardous nature.

5.10	the lessee and all of the staff employed by the lessee shall explicitly not be entitled to utilise the parking situated along Boundary Road, which will primarily be utilised by persons visiting the restaurant and museum situated in the building.

5.11	keep the premises, including the windows inside and outside and the areas around the premises, in a clean and tidy condition to the reasonable satisfaction of the lessor.

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5.12	not do or omit to do anything or keep in or on the Premises anything or allow anything to be done or kept in or on the Premises which in terms of any fire insurance policy held from time to time by the Lessor in respect of the Building and/or the Premises may not be done or kept therein, or which may render any policy(ies) void or voidable and the Lessee shall comply in all respects with the terms of any such policy(ies), provided that if any premium payable in respect of any such policy(ies) is increased, (a) by reason of the nature or scope of the business which the Lessee carries on in the Premises in terms of this lease; or (b) as a result of the Lessee not complying with the aforesaid provisions; then without prejudice to any other rights which the Lessor may have as a result of that breach, the Lessee shall on demand refund to the Lessor the amount of that additional premium.

6.	ACCESS TO PREMISES

The lessor personally or through its duly authorised officers or agents will upon reasonable notice, have the right to enter the premises in order to view the state and condition thereof and to satisfy itself that the terms and conditions of this lease are being duly observed.

7.	SUB-LETTING AND ASSIGNMENT

7.1	Any further sub-letting of any space within the premises will be subject to the express consent of the lessor.

8.	BREACH OF LEASE

8.1	If the lessee:

8.1.1	fails to pay any rent or any other amount falling due on due date;

8.1.2	commits any other breach of the lease and fails to remedy such other breach within seven days after the delivery of a written notice to the premises requiring it to do so:

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the lessor shall have the right:

8.1.3	to forthwith to cancel the lease and to resume possession of the premises, but without prejudice to its claim for arrears of rent and other amounts owing hereunder or for damages which it may have suffered by reason of the lessee's breach of contract ; or

8.1.4	to enforce compliance by the lessee of all of its obligations under this lease.

The lessor shall not be obliged, before exercising its rights to cancel the lease under this clause, to give any notice for a particular breach by the lessee more than three times during the currency of this lease.

8.2	If the lessor cancels the lease and the lessee disputes the right to cancel and remains in occupation of the premises, the lessee shall, pending settlement of any dispute either by negotiation or litigation, continue to pay (without prejudice to his rights) an amount equivalent to the monthly rent and other charges provided for in the lease monthly in advance on the first day of each month and the lessor shall be entitled to accept and recover such payments, and the acceptance thereof shall be without prejudice to and shall not in any way whatsoever affect the lessor's claim of cancellation then in dispute. If the dispute is resolved in favour of the lessor, the payments made and received in terms of this paragraph shall be deemed to be amounts paid by the lessee on account of damages suffered by the lessor by reason of cancellation of the lease or the unlawful holding over by the lessee.

8.3	The lessee shall be deemed to have consistently breached the conditions of the lease so as to entitle the lessor to exercise its rights in terms of clause 8.1 above, should three or more notices have been sent to the lessee in terms of such clause for the same reason.

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9.	ALTERATIONS AND ADDITIONS

9.1	The lessee will not make any alterations or additions of any nature whatsoever to the premises without the lessor's prior written consent and will not at any time have any claim against the lessor for improvements effected to the premises.

9.2	If consent is given by the lessor in terms of clause 9.1 then, during the currency of this lease, such improvements shall not be removed or altered by the lessee and upon the expiration or earlier termination of the lease, the said alterations, additions and improvements shall be and become the lessor's property and no compensation shall be paid by the lessor.

9.3	If the lessee effects any alterations and additions to the premises without the lessor's prior written consent, the lessor will, without prejudice to its other rights, be entitled to deem that such consent has been given and to exercise its rights in terms of clause 9.2.

10.	EXCLUSION OF WARRANTIES

10.1	The lessor does not warrant, and this lease is not made on the basis:

10.1.1	that the premises are or will at any time be fit for the purpose for which they are let; or

10.1.2	that the lessee will be granted licences or permits in respect of the premises for the conduct of any business or for any other type of use, or that such license or permit will be renewed from time to time;

10.2	The lessee acknowledges that it is aware of all of the zoning particulars of the building, the property and the premises. Where the Cape Town City Council may issue any notice or do anything which may affect or deprive the lessee of use of the premises as proposed by the lessee, the lessee will have no claim against the lessor in that regard, and hereby indemnifies the lessor against any loss or claim the lessor may suffer by reason of such notice or action by the City Council or otherwise. The lessor will in these circumstances, assist the lessee to procure the approvals or consents of the City Council, where possible, by means of written applications, documentation and similar means.

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11.	ACCESS, TOILETS AND KICHENETTE

11.1	The lessor will provide the lessee with keys to the building and the premises, and the lessee will have the right of access to the premises at all times without restriction. The lessor will respect the lessee's right to privacy and confidentiality in the premises.

11.2	The lessee will have access to the premises by the main entrance adjacent to Mill House, via the common entrance and up the common stairs.

11.3	The lessee will be entitled to the shared use of the common toilet on the first floor landing.

11.4	The lessee will be provided with the plumbing needed to install a small kitchenette on the premises, subject to the consent of the lessor.

12.	COSTS

The costs incurred in the preparation and execution of this lease, including all attendances incidental thereto will be paid by the lessor.

13.	IMPROVEMENTS TO PREMISES

13.1	The existing air-conditioning units will be made available by the lessor for use by the lessee, in good working order and will thereafter be maintained and repaired by the lessee at its own cost, and serviced annually by the lessee.

13.2	The fire alarm serving the premises will be monitored by the lessor.

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13.3	The method of fixing elements of the improvements to the existing walls and floors, and the method of fixing and supply of wiring, will be subject to the approval of the lessor.

13.4	All improvements will be subject to the prior written approval of the Cape Town Historical Society, and no work will commence unless such approval has been received.

13.5	In undertaking at its cost, any such improvements contemplated in this lease, the lessee will:

•	at all times use qualified and experienced workmen and good quality materials;

•	comply precisely with the agreed plans and specifications procure and keep in place at all times during the work on the improvements sufficient and appropriate insurance cover against risk of damage to the building and the tenants therein, the existence of which insurance must be submitted to the lessor including contractors all risk and/or other liability and indemnity policies approved by the lessor in writing;

•	avoid causing damage to all areas of the property and the building and will make good any such damage so caused.

14.	DEPOSIT

The lessee will on signature of this lease pay to the lessor an amount equal to two month’s rent net of VAT (R36,000) as a deposit, which will be retained and utilised by the lessor as security for payment of rent and other charges, or to fulfil any obligation of the lessee under this lease. After termination of this lease the lessor will return the deposit to the lessee without interest.

15.	ASSIGNMENT

The lessor will have the right by written notice to assign all of its rights and obligations under this lease agreement to a third party and the lessee hereby consents to such assignment.

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16.	NOTICES AND DOMICILIUM

16.1	The parties hereby choose domicilium citandi et executandi for all purposes under this agreement at the addresses set out in clause 1 above.

16.2	Any notice to any party shall be addressed to it at its domicilium aforesaid and either be sent by facsimile or be delivered by hand. In the case of any notice:

16.2.1	delivered by hand, it shall be deemed to have been received, unless the contrary is proved, on the date of delivery, provided such date is a business day or otherwise on the next following business day;

16.2.2	sent by facsimile, it shall be deemed to have been received, unless the contrary is proved by the addressee, within forty-eight hours of transmission.

16.3	Any party shall be entitled by notice in writing to the others, to change its domicilium to any other address, provided that the change shall become effective only fourteen days after service of the notice in question.

16.4	Notwithstanding the provisions of clause 16.3, in the event that a written notice or any process is actually received by a party, such receipt shall be valid for all purposes under this agreement notwithstanding that it was not received at a party's chosen domicilium.

17.	SURETYSHIP

17.1	By his signature to this agreement, the lessee’s representative, Guy Kebble (I.D. No 6605025203084), hereby acknowledges himself to be truly and lawfully bound, in his personal capacity, as principal surety for and principal debtor in solidum with the lessee for the due performance of the lessee’s obligations in terms hereof.

17.2	The Suretyship shall be limited in total at any one time to three months net rental plus three months utility charges.

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18.	GENERAL

18.1	This document embodies the entire agreement between the parties relating to the matters dealt with herein and no representations, warranties, undertakings or promises were made except as incorporated herein, save for the reference to future agreements by the parties related to improvements.

18.2	Save as may be contained herein, this agreement is not subject to any suspensive resolutive or conditions either preventing or postponing the coming into operation hereof.

18.3	None of the terms and conditions of this agreement is capable of being waived, amended, added to or deleted, unless such waiver, amendment, addition or deletion is reduced to writing and is signed by the parties hereto.

18.4	The provisions of this agreement shall, as far as is permitted by law, be binding upon the parties' executors, trustees, curators, liquidators, judicial managers and other successors in title.

18.5	No indulgence on the part of any party in exercising any right conferred upon such party in terms of this agreement shall constitute a waiver or novation of any such right, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right under this agreement.

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DATED at CAPE TOWN on this 20 day of May 2014

AS WITNESSES:

1.

2.	/s/ Derek R. Chittenden

SOUTHERN AFRICAN LANDMARK

PROPERTIES CC

Herein represented by

Derek R. Chittenden (ID No 5712105863083)

(Duly authorised hereto)

DATED at CAPE TOWN on this 18 day of May 2014

AS WITNESSES:

1.

2.	/s/ Guy Kebble

SURE PURE MARKETING SA (PTY) LTD

Herein represented by

Guy Kebble	6605025203084	(ID No	)

Duly authorised hereto

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19.	LEASE DIAGRAMS AND AREA SCHEDULE

Area Schedule – First Floor : 200 square meters

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